EXHIBIT 15.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-129374) pertaining to Baidu, Inc.’s 2000 Option Plan,

(2)	Registration Statement (Form S-8 No. 333-158678) pertaining to Baidu, Inc.’s 2008 Share Incentive Plan, and

(3)	Registration Statement (Form F-3 No. 333-184757) of Baidu, Inc.;

of our reports dated April 8, 2016, with respect to the consolidated financial statements of Baidu, Inc. and the effectiveness of internal control over financial reporting of Baidu, Inc. included in this Annual Report (Form 20-F) of Baidu Inc. for the year ended December 31, 2015.

/s/ Ernst & Young Hua Ming LLP

Beijing, the People’s Republic of China

April 8, 2016

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